                          FINANCIAL ADVISORY AGREEMENT

    This Financial Advisory Agreement (the "Agreement") is made as of May 15, 1997, by and between US LIQUIDS INC., a Delaware corporation (the "Company"), and SANDERS MORRIS MUNDY INC. (the "Advisor").

    1. ENGAGEMENT OF ADVISOR. The Company hereby engages the Advisor on a non- exclusive basis, and the Advisor hereby agrees, to advise, consult with, and assist the Company on a non-exclusive basis, in (i) the development, implementation and operation of an expansion and acquisition program, (ii) the identification and structuring of and negotiation with potential sources of capital for the Company, and (iii) such other matters as the parties hereto may mutually agree.

    2. COMPENSATION. As compensation for services rendered to the Company under this Agreement, the Company shall pay to the Advisor the following compensation:

         2.1 In consideration of this Agreement, the Company shall issue to the Advisor an assignable warrant representing the right of the holder to purchase 200,000 shares of the common stock of the Company at an exercise price equal to the price at which shares are offered to the public in the Company's initial public offering (the "Advisor's Warrant"). Such Advisor's Warrant shall have a term of five years, shall be fully vested to the Advisor at the date of issuance, shall provide for customary weighted average anti-dilution adjustments to the exercise price and number of shares issuable under the warrant, and shall include such other terms as are agreed to by the parties hereto. In addition, the Company shall grant to the Advisor piggyback registration rights (not including the registration of the initial public offering) with respect to the common stock issuable upon exercise of the Advisor's Warrant.

         2.2 The Company agrees to pay to the Advisor a fee for the following transactions which are introduced to the Company by the Advisor or arranged by the Advisor during the term of this Agreement: (i) any acquisition, business combination, or other transaction involving the Company and another party (whether in the form of an asset purchase, a stock purchase, or a merger, consolidation or any other business combination transaction, and regardless of whether the consideration is paid by the Company or the other party to the transaction) and (ii) any financing transaction (whether debt or equity, public or private; provided, however, that the issuance of securities to a seller in a transaction shall not be deemed to be a financing transaction for the purposes of this Agreement but the value of such securities shall be included in determining the amount of acquisition and business combination fees payable hereunder). The fee for any acquisition, business combination, or other transaction shall be determined as set forth in Exhibit A hereto. The fee for any financing transaction shall be determined as set forth in Exhibit B hereto. Any fee payable to the Advisor under this section 2.2 will be due and payable to the Advisor in cash at the closing of the transaction. If the Company desires to engage the Advisor to furnish any opinion as to the financial aspects of any transaction, such engagement shall be in addition to the services contemplated hereunder and shall be under separate agreement containing terms and provisions, including the terms of compensation, to be mutually agreed upon.

         2.3 The Company will pay, or reimburse the Advisor for, all reasonable out of pocket costs and expenses incurred by the Advisor in performing its obligations under this Agreement, which costs and expenses shall include, but not be limited to, travel expenses including but not limited to those incurred in attending meetings of the Company's Board of Directors, expenses incurred in performing due diligence in connection with transactions, legal fees and expenses, costs of supplies, copying and mailing and all other expenses reasonably incurred by the Advisor in performing its obligations under this Agreement; provided however, that the Advisor shall obtain the prior approval of the Company for any expenditures in excess of $1,000 in the aggregate per month, which approval shall not be unreasonably withheld. In seeking reimbursement for expenses, the Advisor shall provide to the Company a written statement or statements detailing expenses for which reimbursement is sought and, upon request by the Company, shall provide copies of invoices and other documentation supporting such expenses. Reimbursable expenses shall be payable by the Company within 30 days of receipt by the Company of such written statement or, if requested by the Company, copies of supporting documentation.

         2.4 Within 30 days following the termination of this Agreement, the Advisor shall submit to the Company a listing of all persons introduced to the Company by the Advisor and all transactions introduced to or arranged by the Advisor during the term of this Agreement. Within 15 days after the receipt of such listing, the Company shall have the right to object to the inclusion of any person or transaction identified on the list on the basis that such person or transaction was not introduced or arranged by the Advisor. In such event, the Company and Advisor shall use their best, good faith efforts to resolve the Company's objections. The Company shall pay fees to the Advisor, on the terms and in the amounts set forth in this Agreement, upon the closing or consummation by the Company of a transaction which involves any person (including any officer, director, employee or affiliate thereof) or transaction included on the Advisor's listing and to which no objection was made and maintained by the Company, provided that such closing occurs within one year after the termination of this Agreement.

    3. NONEXCLUSIVITY. The Company recognizes that the Advisor is in the business of advising and consulting with other businesses, some of which businesses may be in competition with the Company. The Company acknowledges and agrees that the Advisor may advise and consult with other businesses, including those in competition with the Company, and shall not be required to devote its full time and resources to performing services on behalf of the Company under this Agreement or to introducing potential acquisition, business combination or financing transactions to the Company. The Advisor shall only be required to expend such time and resources as are reasonably appropriate to advise and assist the Company as provided for herein. The Advisor acknowledges that this Agreement is nonexclusive with respect to the Company, and that the Company may employ other advisors.

    4. CONFIDENTIALITY. Except for information which becomes generally available to the public other than as a result of disclosure by the Advisor in violation of this Agreement, or which was obtained by the Advisor from a person that was not subject to any confidentiality agreement with the Company, the Advisor agrees that all information provided by the Company to it will be used solely by the Advisor, its officers, directors, employees and agents for the purposes of providing services to the Company pursuant to this Agreement and that, except as required by law, such information will not be disclosed to any person for any other reason.

    5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Advisor and its affiliates, agents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. The Company will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred by an Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Indemnified Party shall have entered into an agreement with the Company whereby the Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgement by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party's misconduct or negligence.

    If for any reason (other than a final non-appealable judgement finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received and retained by the Advisor hereunder.

    6. TERM OF AGREEMENT. This Agreement shall one year from the date hereof. Upon termination of this Agreement, neither party shall have any further rights or obligations to the other, except that (i) the Company shall be obligated under section 2.1 hereof for consideration which was due and payable during the period prior to termination of this Agreement, (ii) the Company shall be obligated to pay fees under section 2.2 hereof relating to transactions commenced by the Company prior to termination of this Agreement and closed within one year from the date of termination if such transaction is specified or is with a person identified on the list delivered pursuant to section 2.4,
(iii) the Company shall be obligated to reimburse expenses under section 2.3 incurred by the Advisor during the period prior to termination of this Agreement, (iv) the Advisor and the Company shall continue to be bound by the provisions of sections 4 and 5 hereof, (v) the Advisor shall be obligated to return all Company confidential information related to this engagement, and
(vi) the Advisor shall seek to complete any specific engagement for the Company previously undertaken by it.

    7. RELATIONSHIP OF PARTIES. The parties agree that their relationship under this Agreement is an advisory relationship only, and nothing herein shall cause the Advisor to be partners, agents or fiduciaries of, or joint venturers with, the Company or with each other.

    8. FINANCINGS. During the term of the Advisor's engagement hereunder, the Advisor shall have the exclusive right (but not the obligation) to act as private placement agent or co-managing underwriter, as the case may be, in the event that the Company determines to make a private placement or public offering of any of its securities (each, a "Financing"), subject to the Company's consent, which consent shall not be unreasonably withheld. If the Company determines to pursue a Financing, the Advisor and the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Advisor or other investment bankers of similar standing acting in similar transactions, acceptable in form and substance to the Advisor and its counsel. The Advisor shall have no obligation to act as placement agent or underwriter or to place or purchase any securities of the Company. Any fee payable to the Advisor in connection with a Financing shall be reduced by any amount paid to the Advisor by the Company under Section 2.1 hereof, unless previously credited under the terms of this agreement.

    9. NOTICES. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Advisor and to the Company at the addresses set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

    Advisor:       SANDERS MORRIS MUNDY INC.
                   3100 Texas Commerce Tower
                   Houston, Texas 77002
                   attn: Ben T. Morris
                   telecopy no. (713) 224-1101

    Company:       US LIQUIDS INC.
                   411 N. Sam Houston Parkway East, Suite 400
                   Houston, TX  77060
                   Attention: President
                   telecopy no. (281) 272-4545

    10. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

    11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, except for its conflicts of law principles.

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

    12. ENTIRE AGREEMENT, WAIVER. This Agreement constitutes the entire Agreement between the parties hereto and supersedes all prior Agreements relating to the subject matter hereof. This Agreement may not be amended or modified in any way except by subsequent Agreement executed in writing. Either the Company or the Advisor may waive in writing any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any breach of such term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

SANDERS MORRIS MUNDY INC.


/s/  Bruce R. McMaken
---------------------------------
    BY:  Bruce R. McMaken
         Vice President


US LIQUIDS INC.


/s/  W. Gregory Orr
---------------------------------
    BY:   W. Gregory Orr
    its:  Chief Executive Officer















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

                                      EXHIBIT A

                ACQUISITION AND BUSINESS COMBINATION TRANSACTION FEES

    1.   FEE FOR IDENTIFYING AND NEGOTIATING A TRANSACTION.

    In the event the Company consummates an acquisition, business combination, or other transaction involving the Company and another party and the Advisor introduced representatives of the Company to representatives of the other party and assisted in negotiating such transaction for the Company, then the Company shall pay to the Advisor a fee with respect to such transaction equal to a percentage amount of the Purchase Price (as defined below) paid by the Company in the transaction, which percentage amount shall be 5% of the first $1 million or portion thereof of the Purchase Price, 4% of the next $1 million or portion thereof of the Purchase Price, 3% of the next $1 million or portion thereof of the Purchase Price, 2% of the next $1 million or portion thereof of the Purchase Price, and 1% of the balance of the Purchase Price. Any fee payable to the Advisor shall be payable in cash at the closing of the transaction unless otherwise agreed. As used herein, "Purchase Price" shall include (i) cash paid to sellers, (ii) the fair market value of any securities issued to sellers,
(iii) the fair market value of any other property transferred to sellers in connection with the acquisition, (iv) balance sheet indebtedness assumed by the Company in connection with the acquisition and (v) cash or the fair market value of property paid by the Company to any officers, directors, employees or affiliates of seller as consideration for any covenant not to compete or similar agreement related to the transaction. In the event the Company agrees to pay any contingent consideration in connection with such transaction (such as, for example, consideration payable upon the fulfillment of some condition or event which may or may not occur in the future), then such contingent consideration shall be included in the Purchase Price, and the Advisor shall be paid its fee with respect to that contingent consideration as and when it is paid by the Company. If the Advisor is entitled to a fee under this paragraph 1, then the Advisor shall not be entitled to a fee under paragraph 2 or 3.

    2.   FEE FOR IDENTIFYING A TRANSACTION.

    In the event the Company consummates a acquisition, business combination, or other transaction involving the Company and another party and the Advisor introduced representatives of the Company to representatives of the other party but the Advisor did not assist in negotiating such transaction for the Company, then the Company shall pay to the Advisor a fee with respect to such transaction in an amount equal to 50% of the amount determined pursuant to paragraph 1 above, "Fee for Identifying and Negotiating a Transaction". Any fee payable to the Advisor shall be payable in cash at the closing of the transaction unless otherwise agreed. In the event the Company agrees to pay any contingent consideration in connection with such transaction (such as, for example, consideration payable upon the fulfillment of some condition or event which may or may not occur in the future), then such contingent consideration shall be included in the Purchase Price, and the Advisor shall be paid its fee with respect to that contingent consideration as and when it is paid by the Company. If a fee is payable to the Advisor under this paragraph 2, then the Advisor shall not be entitled to a fee under paragraph 1 or 3.

    3.   FEE FOR NEGOTIATING AND CONSUMMATING A TRANSACTION.

    In the event the Company undertakes any acquisition, business combination, or other transaction involving the Company and another party and the Advisor did not participate in or arrange the introduction of representatives of the Company to representatives of the other party, but in which transaction the Advisor assisted in the negotiation and consummation thereof for the Company, the Company shall pay to the Advisor a fee, to be determined by the Company and the Advisor for that transaction, which is reasonable and customary for such services in the investment banking industry. Any such fee payable to the Advisor shall be payable in cash at the closing of the transaction unless otherwise agreed. If the Advisor is entitled to a fee under this paragraph 3, then the Advisor shall not be entitled to a fee under paragraph 1 or 2.

                                      EXHIBIT B
                                    FINANCING FEES

    1.   FEE FOR PRIVATE EQUITY, OR PUBLIC DEBT OR EQUITY, FINANCING
TRANSACTIONS.

    In the event the Company consummates a private placement of its equity securities (the "Private Offering") for which the Advisor serves as placement agent, then the Company shall pay to the Advisor a commission equal to seven percent (7%) of the aggregate gross proceeds of the Offering. For the purposes of this Agreement, equity securities shall be deemed to include any security or instrument which is convertible into, or exchangeable for, equity securities of the Company. If the Advisor serves as placement agent, the Advisor has the right to form and manage a group of securities brokers or dealers to assist in the Offering, as the case may be, to whom the Advisor may reallow all or a portion of the commissions payable by the Company under this Agreement.

    In the event the Company undertakes a public offering of its debt or equity securities (the "Public Offering") for which the Advisor serves as underwriter, then the Company shall pay to the Advisor a fee with respect to that offering in an amount, to be determined by the Company and the Advisor for each transaction, which is reasonable and customary for such services in the investment banking industry.

    2.   FEE FOR PRIVATE DEBT FINANCING TRANSACTIONS.

    In the event the Advisor assists the Company in securing debt financing, then the Company shall pay to the Advisor a commission equal to one percent (1%) of the amount of such debt in the case of senior debt obligations of the Company, and three percent (3%) of the amount of such debt in the case of all other debt obligations of the Company. In addition, whether or not such debt is successfully placed, the Company shall provide the Advisor with an accountable expense allowance to cover the Advisor's fees and expenses incurred in connection therewith, including fees of attorneys and accountants.

    3.   FEES AND EXPENSES GENERALLY.

    In addition to the foregoing fees, other than in the case of private debt financing transactions, if a Private or Public Offering is consummated in which the Advisor serves as placement agent or underwriter, unless mutually agreed otherwise, the Company shall provide the Advisor with a nonaccountable expense allowance equal to one percent (1%) of the gross proceeds therefrom. In the event such a Private or Public Offering is not consummated, or in the case of private debt financing transactions, the Company shall provide the Advisor with an accountable expense allowance to cover the Advisor's reasonable fees and expenses incurred in connection therewith, including reasonable fees of attorneys and accountants.

    If the Advisor is not the sole placement agent or underwriter in connection with a transaction identified in this Exhibit B, the fees and expenses set forth herein shall be allocated among the placement agents or underwriters as a group.

    The amount of any fee under this Exhibit B shall be negotiated in good faith by the parties hereto in the event that a fee is also payable to the Advisor in respect of a simultaneous acquisition and business combination transaction transaction.